UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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KINDRED BIOSCIENCES, INC.
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KINDRED BIOSCIENCES, INC.
1555 BAYSHORE HIGHWAY, SUITE 200
BURLINGAME, CALIFORNIA 94010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Standard Time on Monday, December 1, 2014
Dear Stockholders of Kindred Biosciences, Inc.:
The 2014 annual meeting of stockholders (the “Annual Meeting”) of Kindred Biosciences, Inc., a Delaware corporation, will be held on December 1, 2014 at 9:00 a.m. Pacific Standard Time, at The Bay Landing Hotel, 1550 Bayshore Highway, Burlingame, California 94010, for the following purposes, as more fully described in the accompanying proxy statement:
1.    To elect one Class I director to serve until the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified;
2.    To approve the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan;
3.    To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and
4.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on October 6, 2014 as the record date for the Annual Meeting. Only stockholders of record on October 6, 2014 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
This proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.
We appreciate your continued support of Kindred Biosciences, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors
/s/ Richard Chin

Richard Chin, M.D.
Chief Executive Officer and Director
Burlingame, California
October 14, 2014

i

KINDRED BIOSCIENCES, INC.
PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Monday, December 1, 2014
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2014 annual meeting of stockholders of Kindred Biosciences, Inc., a Delaware corporation (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday, December 1, 2014 at 9:00 a.m. Pacific Time, at The Bay Landing Hotel, 1550 Bayshore Highway, Burlingame, California 94010. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about October 14, 2014 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What matters am I voting on?
You will be voting on:

•	the election of one Class I director to serve until the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified;

•	a proposal to approve the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan;

•	a proposal to ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

•	any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:

•	“FOR” the election of Ernest Mario as a Class I director;

•	“FOR” the approval of the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan; and

•	“FOR” the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.
Who is entitled to vote?
Holders of our common stock as of the close of business on October 6, 2014, the record date, may vote at the Annual Meeting. As of the record date, there were 19,714,065 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?

•
Proposal No. 1: The election of one Class I director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominee who receives the largest number of votes cast “for” is elected as a director. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on the nominee for election as a director.

•
Proposal No. 2: The approval of the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 3: The ratification of the appointment of KMJ Corbin & Company LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on November 30, 2014 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Secretary of Kindred Biosciences, Inc., in writing, at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, California 94010; or

•	completing a written ballot at the Annual Meeting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting in person?
If you plan to attend the meeting, you must be a record or street name holder of Company shares as of the record date of October 6, 2014.
On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Seating will begin at 8:30 a.m., and the meeting will begin at 9:00 a.m. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Richard Chin and Denise Bevers have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about October 14, 2014 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KMJ Corbin & Company LLP. Your broker will not have discretion to vote on the election of directors or on the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan, each of which is a “non-routine” matter absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Kindred Biosciences, Inc.
Attention: Investor Relations
1555 Bayshore Highway, Suite 200
Burlingame, California 94010
Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2015 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than June 16, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Kindred Biosciences, Inc.
Attention: Corporate Secretary
1555 Bayshore Highway, Suite 200
Burlingame, California 94010

Stockholders intending to present a proposal at the 2015 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2015 Annual Meeting of Stockholders no earlier than the close of business on August 4, 2015 and no later than the close of business on September 2, 2015. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2015 Annual Meeting of Stockholders is more than 30 days before December 1, 2015, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2015 Annual Meeting and not later than the close of business on the 90th day prior to the 2015 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available on our website at http://www.kindredbio.com/#!investors/c1cx1/. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. Our board of directors is currently composed of five members. Oleg Nodelman, currently a Class I director, was appointed for a single one-year term and will not be nominated for re-election. Accordingly, Mr. Nodelman’s term of office will expire on the date of the Annual Meeting. In light of this fact and based on the authority of the board of directors contained in our bylaws to establish the authorized number of directors from time to time, the board has elected to reduce the authorized number of directors to four, effective as of the date of the annual meeting. Therefore, at the Annual Meeting, only one Class I director will be elected for a three-year term to succeed the same class whose term is then expiring.
The director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.
Nominee
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Ernest Mario as a nominee for election as a Class I director at the Annual Meeting. If elected, Dr. Mario will serve as a Class I director until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified. The nominee is currently a director of our company. For information concerning the nominee, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Dr. Mario. We expect that Dr. Mario will accept such nomination; however, in the event that the director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The following table sets forth the names, ages as of October 1, 2014, and certain other information for each of the directors with terms expiring at the annual meeting (one of whom is a nominee for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Ernest Mario(1)(2)	I	76	Director	2012	2014	2017
Oleg Nodelman(1)(2)	I	37	Director	2013	2014(4)	-
Raymond Townsend(2)(3)	II	69	Director	2013	2015	-
Ervin Veszprémi(1)(3)	II	55	Director	2013	2015	-
Richard Chin (3)	III	48	President, Chief Executive Officer and Director	2013	2016	-

(1)	Member of our audit committee

(2)	Member of our compensation committee

(3)	Member of our nominating and corporate governance committee

(4)
Mr. Nodelman was appointed to our board of directors on November 11, 2013 for a single one-year term and therefore will not be nominated for re-election. Accordingly, Mr. Nodelman’s term of office will expire on the date of the Annual Meeting, and, on that date, the authorized number of directors will be reduced to four.

Nominee for Director
Ernest Mario, Ph.D., has been a member of our board of directors since February 15, 2013. Dr. Mario served as Deputy Chairman of Glaxo Holdings plc from 1992 to 1993 and as Chief Executive Officer from 1989 to 1993. From 1993 until 2001, he was Chairman and Chief Executive Officer of ALZA Corporation, a drug delivery technology company acquired by Johnson & Johnson in 2001. From 2003 until 2007, Dr. Mario served as Chairman and Chief Executive Officer of Reliant Pharmaceuticals, which was acquired by GlaxoSmithKline. He currently is Chairman of Capnia, a private pharmaceutical company developing novel therapeutic products to treat migraine and allergic rhinitis. He is also a Venture Partner with Pappas Ventures and serves on a number of corporate boards, including the following public companies: Boston Scientific Corporation, Celgene Corporation, Chimerix Inc., Tonix Pharmaceuticals Holding Corporation, and XenoPort Inc. Dr. Mario earned a B.S. in pharmacy at Rutgers University and his M.S. and Ph.D. in physical sciences at the University of Rhode Island. He holds honorary doctorates from the University of Rhode Island and Rutgers University. In 2007 he was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor. Because of his extensive experience in the pharmaceutical industry and his extensive experience serving on public company boards of directors, Dr. Mario is well qualified to serve on our board.
Continuing Directors
Richard Chin, M.D., is one of our co-founders and has served as our President and Chief Executive Officer since October 2012. From October 2008 until December 2011, he was Chief Executive Officer of OneWorld Health, a Bill and Melinda Gates Foundation-funded nonprofit organization engaged in developing drugs for neglected diseases. From July 2006 until October 2008, Dr. Chin was President and Chief Executive Officer of Oxigene, a biotechnology company. From June 2004 to July 2006, he served at Elan Pharmaceuticals, initially as Senior Vice President of Medical Affairs, and then as Senior Vice President of Global Development. From March 1999 to June 2004, Dr. Chin served in various roles at Genentech, Inc., now a Division of Roche Group, culminating in his last position as the Head of Clinical Research for Biotherapeutics Unit, overseeing clinical development of all Genentech products except for oncology products. Dr. Chin currently serves as an adjunct professor at the University of California at San Francisco. He also currently serves on the board of Galena Biopharma, Inc. and ImmunoCellular Therapeutics Ltd. Dr. Chin received his M.D. from Harvard University and also holds a law degree from Oxford University, where he studied as a Rhodes Scholar. Through his experience and knowledge of our operations, and his experience in drug development, and his experience serving on public company boards of directors, Dr. Chin is well-suited to serve as a member of our board of directors.
Ervin Veszprémi has been a member of our board of directors since February 15, 2013. He has served as the Chief Executive Officer of Medichem, a leading active pharmaceutical product manufacturer, since 2003, and has nearly 30 years of experience in the pharmaceutical industry, including 15 years in the animal health sector. Mr. Veszprémi served as the former Vice President and Global Head of Marketing for Novartis Animal Health, one of the largest veterinary companies in the world, from 1998 to 2002. Mr. Veszprémi holds a physiology degree from the University of British Columbia and has studied management at Harvard Business School and Stanford University. Because of his extensive experience in the veterinary pharmaceutical industry, his extensive experience in commercialization, and his knowledge of the European market, Mr. Veszprémi is well qualified to serve on our board.
Raymond Townsend, Pharm.D., was appointed to our board of directors on November 11, 2013. He has served since 2001 as the President of Wasatch Health Outcomes, Inc., his personal consulting firm engaged in providing support for pharmaceutical product development, pricing and commercialization. From 1978 to 1988, Dr. Townsend was employed in various positions at the Upjohn Company, where he pioneered the first modern pharmacoeconomic research department within the pharmaceutical industry. Between 1988 and 1997, he served in various positions at Glaxo (now GlaxoSmithKline), culminating in the positions of Worldwide Director and Vice President, Outcomes, Epidemiology and Policy Research. Between 1998 and 2001, he was co-founder and Chief Executive Officer of Strategic Outcomes Services, Inc. From 2004 to 2009, he was Senior Vice President, Pharmacoeconomic & Epidemiology Outcomes Research, at Elan Pharmaceuticals, Inc. Dr. Townsend earned a B.A. in Economics at California State University and his Doctor of Pharmacy degree from the University of California, San Francisco. Dr. Townsend is well qualified to serve as a director because of his extensive experience in senior management roles in the pharmaceutical industry.
Departing Director
Oleg Nodelman was appointed to our board of directors on November 11, 2013 for a single one-year term and therefore will not be nominated for re-election. He founded and has served as Managing Director of EcoR1 Capital, a San Francisco-based, value-oriented healthcare private investment fund, since October 2012. Prior to founding EcoR1, from 2001 to 2012, Mr. Nodelman was a portfolio manager at BVF Partners L.P., one of the oldest dedicated biotechnology hedge funds in the United States. Prior to joining BVF, Mr. Nodelman was a consultant with Mercer Management Consulting (now Oliver Wyman), a consulting firm focused on strategy, operations, risk management, organizational transformation and leadership development. Mr. Nodelman is on the Board of Addex Therapeutics, a clinical-stage biopharma company listed on the Swiss Exchange, and is a member of the President’s Council at the Gladstone Institute. He holds a Bachelor of Science degree in Foreign Service with a concentration in Science and Technology from Georgetown University. Mr. Nodelman’s extensive management consulting experience, experience investing in biotechnology companies and services as a director of other public companies made him well-qualified to serve on our board.
Director Independence
Our board of directors currently consists of five members. Dr. Chin is not considered an independent director, because he serves as our President and Chief Executive Officer. Our board of directors has determined that each of our other directors is an independent director in accordance with the listing requirements of The NASDAQ Stock Market. Pursuant to NASDAQ rules, our board must consist of a majority of independent directors. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are classified as follows:

•
the Class I directors are Ernest Mario and Oleg Nodelman, and their terms will expire at our 2014 annual meeting of stockholders, although only one Class I director will be elected at the 2014 annual meeting since our board of directors has reduced the authorized number of directors to four effective as of the date of the meeting;

•	the Class II directors are Raymond Townsend and Ervin Veszprémi, and their terms will expire at our 2015 annual meeting of stockholders; and

•	the Class III director is Richard Chin, and his term will expire at the 2016 annual meeting of stockholders.
Our board of directors has not appointed a Chairman of the Board, and Dr. Chin, our President and Chief Executive Officer, generally chairs meetings of our board. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.
Leadership Structure of the Board
Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer, if we elect to appoint a Chairman of the Board. Currently we do not have a Chairman of the Board or a lead director. Our board believes that oversight of our company is the responsibility of our Board as a whole, and that this responsibility can be properly discharged without a Chairman or lead director.
Board Meetings and Committees
During our fiscal year ended December 31, 2013, the board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.
Our board has established three standing committees-audit, compensation, and nominating and corporate governance-each of which operates under a written charter that has been approved by our board. Each committee charter has been posted on the Corporate Governance section of our website at www.kindredbio.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.
Audit Committee
The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.
The members of our audit committee are Dr. Mario and Messrs. Nodelman and Veszprémi, and Dr. Mario serves as the chairperson of the committee. Our board of directors has determined that each of Dr. Mario and Messrs. Nodelman and Veszprémi is an independent director under NASDAQ rules and under SEC Rule 10A-3. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Dr. Mario is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations.
Compensation Committee
The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining our CEO’s compensation;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” when it is required by SEC rules to be included in our proxy statements; and

•	preparing the annual compensation committee report when it is required by SEC rules to be included in our proxy statements.
The members of our compensation committee are Drs. Mario and Townsend and Mr. Nodelman, and Mr. Nodelman serves as the chairperson of the committee. Our board has determined that each of Dr. Mario and Messrs. Nodelman and Townsend is independent under the applicable NASDAQ rules and regulations, is a “non-employee director” as defined in

Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board.
The members of our nominating and corporate governance committee are Drs. Chin and Townsend and Mr. Veszprémi, and Mr. Veszprémi serves as the chairperson of the committee. Under applicable NASDAQ rules, we are permitted to phase in our compliance with the independent nominating and corporate governance committee requirements of NASDAQ as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing, and (3) all independent members within one year of listing. Our board has determined that each of Dr. Townsend and Mr. Veszprémi is independent under the applicable NASDAQ rules and regulations, and that Dr. Chin is not independent. We will comply with the phase-in requirements of the NASDAQ rules and within one year of our listing on the NASDAQ Stock Market, all members of our nominating and corporate governance committee will be independent under the applicable NASDAQ rules.
Compensation Committee Interlocks and Insider Participation
None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the period from September 25, 2012 (inception) through December 31, 2013.
Code of Ethics and Business Conduct
We have adopted a written code of ethics and business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. Our code of ethics and business conduct is available under the Corporate Governance section of our website at www.kindredbio.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of The NASDAQ Stock Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders so long as such recommending stockholder was a stockholder of record both at the time of giving notice and at the time of the annual meeting, and such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact the Secretary in writing. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Any nomination should be sent in writing to our Secretary at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, California 94010. To be timely for our 2015 annual meeting of stockholders, our Secretary must receive the nomination by the date specified in the “Stockholder Proposals” section above.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our Secretary at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, California 94010. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Secretary in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to Richard Chin.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through standing committees of the board of directors that will address risks inherent in their respective areas of oversight. In particular, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking by our management.
Director Compensation
Our director compensation program is intended to enable us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors who are also employees of our company do not receive compensation for their service on our board of directors.
Non-employee directors do not receive cash for their services. Non-employee directors receive a retainer paid in stock options for service on the board of directors or for service on each committee of which the director is a member. The chairman of each committee receives a higher retainer for such service. The stock options vest quarterly over a period of one year measured from the date of grant. The stock options awarded annually to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

Name	Member Annual Grant	Chairman Annual Grant
Board of Directors	30,000
Audit Committee	2,500	5,000
Compensation Committee	2,000	3,000
Nominating and Corporate Governance Committee	2,000	3,000

Under our director compensation program, each non-employee director elected to our board of directors receives an option to purchase 20,000 shares of our common stock upon commencing service on the board. The option vests and becomes exercisable as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant.
In February 2013, we granted to each of Dr. Mario and Mr. Veszprémi stock options to purchase 40,000 shares of our common stock at an exercise price of $0.32 per share. In August 2013, we granted to each of Dr. Mario and Mr. Veszprémi stock options to purchase 20,000 shares of our common stock at an exercise price of $1.37 per share. We granted to each of Mr. Nodelman and Dr. Townsend stock options to purchase 20,000 shares of our common stock at an exercise price of $7.00 per share, the initial public offering price, in conjunction with the pricing of that offering. The foregoing options vested as to 25% of the option shares on the first anniversary of the grant date and will vest as to the balance of the option shares in 36 equal monthly installments thereafter until fully vested subject to the director’s continuous service as a director, except for the February 2013 options, which vested as to 25% of the option shares on November 1, 2013 and will vest as to the balance of the option shares in 36 equal monthly installments thereafter until fully vested for Dr. Mario and as to 25% of the option shares on January 1, 2014 and as to the balance of the option shares in 36 equal monthly installments thereafter until fully vested for Mr. Veszprémi.

The following table sets forth information regarding the compensation of our non-employee directors earned during 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Ernest Mario, Ph.D.	—	—	$44,820	$44,820
Ervin Veszprémi	—	—	$44,820	$44,820
Raymond Townsend, Pharm.D.	—	—	$115,111	$115,111
Oleg Nodelman	—	—	$115,111	$115,111

(1)
Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions used in the valuation of these awards are discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Stock-Based Compensation” in our Annual Report on Form 10-K filed with the SEC on March 13, 2014, as amended.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2013 by each non-employee director who was serving as of December 31, 2013:

Name	Options Outstanding at Fiscal Year End	Unvested Restricted Shares Outstanding at Fiscal Year End
Ernest Mario, Ph.D.	60,000	—
Ervin Veszprémi	60,000	—
Raymond Townsend, Pharm.D.	20,000	—
Oleg Nodelman	20,000	—

EXECUTIVE OFFICERS
Executive Officers
The following table sets forth the name, age and position of each of our executive officers as of October 1, 2014:

Name	Age	Position
Richard Chin, M.D.	48	President, Chief Executive Officer and Director
Stephen Sundlof, D.V.M., Ph.D.	63	Senior Vice President of Regulatory Affairs
Denise M. Bevers	47	Chief Operating Officer and Secretary
Blake Hawley, D.V.M.	50	Chief Commercial Officer
Richard Chin, M.D., is one of our co-founders and has served as our President and Chief Executive Officer since October 2012. Additional information regarding Dr. Chin is set forth above under “Board of Directors and Corporate Governance.”
Stephen Sundlof, D.V.M., Ph.D., was appointed our Senior Vice President of Regulatory Affairs on August 26, 2013. Dr. Sundlof served as the Director of the Center for Veterinary Medicine at the FDA from 1994 to 2008, where he oversaw all veterinary products regulated by the FDA, and retired as the Director of the Center for Food Safety and Applied Nutrition in 2010. Dr. Sundlof began his career in 1980 on the faculty of the University of Florida’s College of Veterinary Medicine. He received his D.V.M. from the University of Illinois, College of Veterinary Medicine, and earned a Ph.D. in Veterinary Toxicology from the University of Illinois, College of Veterinary Medical Sciences. Dr. Sundlof also holds a B.S. in Zoology from Southern Illinois University and an M.S. in Veterinary Toxicology from the University of Illinois, College of Veterinary Medical Sciences.

Denise M. Bevers is one of our co-founders and has served as our Chief Operating Officer since October 2012. On November 11, 2013, she was appointed as our Secretary. Ms. Bevers co-founded and served as the President and Chief Executive Officer of SD Scientific, Inc., a privately held, full-service medical affairs and communications company, from August 2005 to June 2013. She has over 20 years of human pharmaceutical and research experience and is an expert in clinical operations, medical affairs, and scientific communications. Ms. Bevers has managed dozens of human drug development programs from Phase I through Phase IV at pharmaceutical companies Elan Pharmaceuticals and Skyepharma, and at Quintiles, a contract research organization. She began her clinical research career in 1989 as the Division Lead of the Urology Department at Scripps Clinic and Research Foundation, a non-profit medical research foundation, where she was integral in implementing the policies and procedures for the organization’s clinical research programs. Ms. Bevers earned an M.B.A. from Keller Graduate School of Management and a B.S. in Ecology, Behavior, and Evolution from the University of California San Diego, Revelle College.
Blake Hawley, D.V.M., was appointed as our Chief Commercial Officer on March 24, 2014. Dr. Hawley previously served as the Managing Director of the United Kingdom and Ireland, the General Manager of Australasia, and the Regional General Manager of Russia and Central Eastern Europe (consisting of 22 countries) for Hill’s Pet Nutrition, Ltd, a Colgate-Palmolive company. His experience includes ten years of profit and loss responsibilities in these territories. He also has a background in e-commerce, data analytics, and social media and most recently served as Worldwide Director of Global Digital for Hill’s Pet Nutrition. Dr. Hawley currently serves on the Board of Advisors to Kansas University School of Business M.B.A. Program and as a director of the Lawrence, Kansas Humane Society. Dr. Hawley received his B.S. in Zoology and D.V.M. from North Carolina State University and earned a M.B.A in marketing from the University of Kansas. Dr. Hawley also performed postdoctoral studies at Utrecht University, Netherlands.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to our board of directors regarding compensation for our Chief Executive Officer. The independent members of our board of directors make the final decisions regarding executive compensation for our Chief Executive Officer.
Fiscal 2013 Summary Compensation Table
The following table sets forth the compensation for services paid in all capacities for the fiscal years ended December 31, 2012 and December 31, 2013 to Richard Chin, M.D., our President and Chief Executive Officer, and our two other most highly compensated executive officers. The principal terms of our employment agreements with our executive officers are described below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(8)		All Other Compensation ($)(2)	Total ($)
Richard Chin, M.D.	2013	$268,250	(3)	$218,000	$86,005		$—	$572,255
President and Chief Executive Officer	2012	$62,500	(4)	$—	$—		$—	$62,500
Denise M. Bevers	2013	$106,995	(5)	$107,120	$235,452	(6)	$—	$449,567
Chief Operating Officer	2012	$—		$—	$—		$—	$—
Kevin Schultz, D.V.M., Ph.D.	2013	$75,113	(7)	$20,209	$212,923		$—	$308,245
Former Chief Scientific Officer	2012	$—		$—	$—		$—	$—

(1)	The bonuses shown were paid in 2014.

(2)	Does not include perquisites and other personal benefits, unless the aggregate amount of such perquisites and other personal benefits exceeded $10,000.

(3)
Reflects Dr. Chin’s base salary of $250,000 under his initial employment agreement through August 2013, increased base salary of $300,000 beginning September 2013 and further increased base salary of $330,000 beginning December 12, 2013.

(4)	Reflects the prorated amount of the $250,000 annual base salary provided pursuant to our initial employment agreement with Dr. Chin, whose employment with us commenced on October 1, 2012.

(5)	Reflects Ms. Bevers’s base salary of $220,000 beginning July 1, 2103 under her employment agreement and increased base salary of $242,000 beginning December 12, 2013.

(6)
Reflects stock options granted to Ms. Bevers and 100% of the value of stock options granted to SD Scientific, Inc., which is co-owned by Ms. Bevers. See “Related Person Transactions - Transactions with Directors and Officers.”

(7)
Reflects Dr. Schultz’s initial base salary of $220,000 beginning July 22, 2013 under his employment agreement and increased base salary of $242,000 beginning December 12, 2013. Dr. Schultz resigned his employment with us on August 15, 2014.

(8)
Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions used in the valuation of these awards are discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Stock-Based Compensation” in our Annual Report on Form 10-K filed with the SEC on March 13, 2014, as amended.

Executive Officer Employment Agreements
Richard Chin, M.D.
In October 2012, we entered into a written employment agreement with Dr. Chin pursuant to which he serves as our President and Chief Executive Officer for an unspecified term. In September 2013, Dr. Chin’s employment agreement was amended and restated. The amended and restated employment agreement provides for an annual base salary of $300,000, which was increased to $330,000 on December 12, 2013. Dr. Chin is also eligible for an annual cash bonus of 50% of his then-current base salary based on achievement of both his individual and company goals established on an annual basis by our board of directors within 30 days of the beginning of the fiscal year. In conjunction with entering into his original employment agreement in October 2012, Dr. Chin was awarded an option to purchase up to 400,000 shares of our common stock at an exercise price of $0.36 per share, which option vested as to 100,000 of the option shares on the one-year anniversary of the original employment date and will vest as to the remaining option shares in equal monthly installments of approximately 8,334 shares thereafter until fully vested, subject to his remaining in our continuous employ through each such vesting date. Moreover, on an annual basis we will grant to Dr. Chin additional options to purchase shares of our common stock as follows: (i) if Dr. Chin’s annual salary is less than $300,000, we will grant him options equivalent to 2.5% our then-outstanding shares; (ii) if his annual salary is equal to or greater than $300,000 but less than $400,000, we will grant him options equivalent to 1.75% of our then-outstanding shares; and (iii) if his salary is $400,000 or greater, we will grant him options equivalent to 1% of our then-outstanding shares.
Under the terms of Dr. Chin’s employment agreement, if his employment is terminated by us without “cause,” or as a result of Dr. Chin’s death or disability, within the twelve-month period following a “change in control,” or he resigns for “good reason,” then, subject to his execution of a general release of claims, Dr. Chin will be entitled to receive 24 months of his annual base salary payable within seven days of termination, reimbursement for up to 18 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all of his outstanding stock options and any other equity awards.
“Cause” for purposes of Dr. Chin’s employment agreement means Dr. Chin has: (i) been grossly negligent in the performance of his duties; (ii) been convicted of or pleaded guilty or nolo contendre to a felony; (iii) committed a criminal act relating to Dr. Chin’s employment or the company involving, in the good faith judgment of our board of directors, fraud or theft, but excluding any conviction which results solely from Dr. Chin’s title or position with our company and is not based on his personal conduct; (iv) committed a breach of any material provision of his employment agreement or of any nondisclosure or non-competition agreement which remains uncured or 60 days following receipt of notice; or (v) intentionally breached a material provision of any code of conduct or ethics policy in effect at our company.
“Good reason” for purposes of Dr. Chin’s employment agreement means Dr. Chin has suffered: (i) a material reduction in title, status or responsibilities; or (ii) a material reduction in total compensation.
“Change of control” for purposes of Dr. Chin’s employment agreement means: (i) a merger or consolidation of capital stock by existing holders of our capital stock that results in a change in ownership of more than 50% of the combined voting power of our or our successor’s then-outstanding capital stock; or (ii) our stockholders approve an agreement for the sale or disposition of all or substantially all of our assets.
Denise M. Bevers
Ms. Bevers has served full-time as our Chief Operating Officer since July 1, 2013. Prior to that date, Ms. Bevers served as Acting Chief Operating Officer. In July 2013, we entered into a written employment agreement with Ms. Bevers pursuant to which she serves as our Chief Operating Officer for an unspecified term. In September 2013, Ms. Bevers’ employment agreement was amended and restated. The amended and restated employment agreement provides for an annual base salary of $220,000, which was increased to $242,000 on December 12, 2013 in accordance with the terms of the employment agreement. Ms. Bevers’s employment agreement also provides for an annual cash bonus of up to 30% of her then-current annual base salary as determined by our Chief Executive Officer and board of directors in their discretion. Ms. Bevers was awarded options to purchase a total of up to 96,092 shares of our common stock at an exercise price of $1.37 per share, which option vested as to 24,023 of the option shares on the one-year anniversary of the employment date and will vest as to the remaining option shares in equal monthly installments of approximately 2,002 shares thereafter until fully vested, subject to her remaining in our continuous employ through each such vesting date. In addition, on an annual basis, we will grant to Ms. Bevers stock options to purchase the number of shares of our common stock determined as follows: (i) the number of shares equivalent to 0.5% of our then-outstanding shares if her annual salary at the time of grant is less than $200,000; and (ii) the number of shares equivalent to 0.3% of our then-outstanding shares if her annual salary at the time of grant is greater than or equal to $200,000.
Under the terms of Ms. Bevers’s employment agreement, if her employment is terminated by us without “cause,” or she resigns for “good reason,” then, subject to her execution of a general release of claims, Ms. Bevers will be entitled to receive six months of her annual base salary payable within seven days of termination, reimbursement for up to 18 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all of her outstanding stock options and any other equity awards. In addition, if we terminate her employment within the twelve-month period following a “change in control,” any unvested options or restricted stock shall vest and be immediately exercisable by her.
“Cause” for purposes of Ms. Bevers’s employment agreement means Ms. Bevers has: (i) been grossly negligent in the performance of her duties; (ii) been convicted of or pleaded guilty or nolo contendre to a felony; (iii) committed a criminal act relating to Ms. Bevers’s employment or the company involving, in the good faith judgment of our board of directors, fraud or theft, but excluding any conviction which results solely from Ms. Bevers’s title or position with our company and is not based on her personal conduct; (vi) committed a breach of any material provision of her employment agreement or of any nondisclosure or non-competition agreement which remains uncured or 60 days following receipt of notice; (vii) intentionally breached a material provision of any code of conduct or ethics policy in effect at our company; or (viii) failed to perform any of her material obligations under her employment agreement or failed to execute and perform any directions of our Chief Executive Officer.

“Good reason” for purposes of Ms. Bevers’s employment agreement means Ms. Bevers has suffered a material reduction in total compensation.
“Change of control” for purposes of Ms. Bevers’s employment agreement means: (i) a merger or consolidation of capital stock by existing holders of our capital stock that results in a change in ownership of more than 50% of the combined voting power of our or our successor’s then-outstanding capital stock; or (ii) our stockholders approve an agreement for the sale or disposition of all or substantially all of our assets.
Stephen Sundlof, D.V.M., Ph.D.
Dr. Sundlof has served as our Senior Vice President of Regulatory Affairs since August 26, 2013. Dr. Sundlof’s employment agreement provides for a base salary at the annual rate of $220,000, which was increased to $242,000 on December 12, 2013 in accordance with the terms of the employment agreement. He also is eligible for an annual cash bonus of up to 30% of his then-current annual base salary as determined by our Chief Executive Officer and board of directors in their discretion. On August 29, 2013, Dr. Sundlof was awarded an option to purchase up to 50,000 shares of our common stock at an exercise price of $1.37 per share, which option vested as to 12,500 of the option shares on the one-year anniversary of the employment date and will vest as to the remaining option shares in equal monthly installments of approximately 1,042 shares thereafter until fully vested, subject to his remaining in our continuous employ through each such vesting date. On November 11, 2013, Dr. Sundlof was awarded an option to purchase up to 50,000 shares of our common stock at an exercise price of $3.83 per share, which option will vest as to 12,500 of the option shares on the one-year anniversary of the grant date and as to the remaining option shares in equal monthly installments of approximately 1,042 shares thereafter until fully vested, subject to his remaining in our continuous employ through each such vesting date. In addition, Dr. Sundlof is eligible for annual stock option grants of up to 0.3% of our outstanding stock.
Under the terms of Dr. Sundlof’s employment agreement, if his employment is terminated by us without “cause,” or he resigns for “good reason,” then, subject to his execution of a general release of claims, Dr. Sundlof will be entitled to receive six months of his annual base salary payable within seven days of termination, reimbursement for up to 18 months of insurance premiums for continuation coverage under our group health plans and accelerated vesting of all of his outstanding stock options and any other equity awards. In addition, if we terminate his employment within the twelve-month period following a “change in control,” any unvested options or restricted stock shall vest and be immediately exercisable by him.
“Cause” for purposes of Dr. Sundlof’s employment agreement means Dr. Sundlof has: (i) been grossly negligent in the performance of his duties; (ii) been convicted of or pleaded guilty or nolo contendre to a felony; (iii) committed a criminal act relating to Dr. Sundlof’s employment or the company involving, in the good faith judgment of our board of directors, fraud or theft, but excluding any conviction which results solely from Dr. Sundlof’s title or position with our company and is not based on his personal conduct; (iv) committed a breach of any material provision of his employment agreement or of any nondisclosure or non-competition agreement which remains uncured or 60 days following receipt of notice; (v) intentionally breached a material provision of any code of conduct or ethics policy in effect at our company; or (vi) failed to perform any of his material obligations under his employment agreement or failed to execute and perform any directions of our Chief Executive Officer.
“Good reason” for purposes of Dr. Sundlof’s employment agreement means Dr. Sundlof has suffered a material reduction in total compensation.
“Change of control” for purposes of Dr. Sundlof’s employment agreement means: (i) a merger or consolidation of capital stock by existing holders of our capital stock that results in a change in ownership of more than 50% of the combined voting power of our or our successor’s then-outstanding capital stock; or (ii) our stockholders approve an agreement for the sale or disposition of all or substantially all of our assets.
Blake Hawley, D.V.M.
Dr. Hawley has served as our Chief Commercial Officer since March 24, 2014. Dr. Hawley’s employment agreement provides for a base salary of $280,000. He also is eligible for an annual cash bonus of up to 30% of his then-current annual base salary as determined by our Chief Executive Officer and board of directors in their discretion. Dr. Hawley’s employment agreement contemplates that he will be awarded: (i) an option to purchase up to 100,000 shares of our common stock at an exercise price equal to our stock price on the date of the grant, which option will vest as to 25,000 of the option shares on the one-year anniversary of the grant date and as to the remaining option shares in equal monthly installments of approximately 2,083 shares thereafter until fully vested, subject to his remaining in our continuous employ through each such vesting date; and (ii) 7,500 restricted shares of our common stock, which shares will vest as to 1,875 shares on the one-year anniversary of the grant date and as to the remaining shares in equal monthly installments of approximately 157 shares thereafter until fully vested, subject to his remaining in our continuous employ through each such vesting date. In addition, Dr. Hawley is eligible for annual stock option grants at the discretion of our Chief Executive Officer and board of directors.
Under the terms of Dr. Hawley’s employment agreement, if his employment is terminated by us without “cause,” or he resigns for “good reason,” then, subject to his execution of a general release of claims, Dr. Hawley will be entitled to receive six months of his annual base salary payable within seven days of termination and reimbursement for up to 18 months of insurance premiums for continuation coverage under our group health plans. Further, if Dr. Hawley is terminated within twelve months period following a “change in control,” he will receive accelerated vesting of all of his outstanding stock options and any other equity awards. In addition, if we terminate his employment within the twelve-month period following a “change in control,” any unvested options or restricted stock shall vest and be immediately exercisable.
“Cause” for purposes of Dr. Hawley’s employment agreement means Dr. Hawley has: (i) been grossly negligent in the performance of Executive’s duties to the Company; (ii) been convicted of, or pleaded guilty or nolo contendre, to a felony; (iii) committed a criminal act relating to the Executive’s employment or the Company involving, in the good faith judgment of the CEO, fraud, or theft, but excluding any conviction which results solely from Executive’s title or position with the Company and is not based on his personal conduct; (vi) breached any material provision of this Agreement or of any nondisclosure or non-competition agreement (including the Confidentiality, Non-Competition and Intellectual Property Agreement attached here as Exhibit A), between Executive and the Company, as all of the foregoing may be amended prospectively from time to time; (vii) intentionally breached a material provision of any code of conduct or ethics policy in effect at the Company, as all of the foregoing may be amended prospectively from time to time; (viii) failed to perform any of his material obligations under this Agreement or failed to execute and perform any directions of the CEO; or (ix) been unable or unwilling to relocate to San Francisco area, if in the good faith judgment of the CEO, the CEO deems relocation of the Executive to be necessary to meet business needs.
“Good reason” for purposes of Dr. Hawley’s employment agreement means Dr. Hawley has suffered a material reduction in total compensation.
“Change of control” for purposes of Dr. Hawley’s employment agreement means: (i) a merger or consolidation of capital stock by existing holders of our capital stock that results in a change in ownership of more than 50% of the combined voting power of our or our successor’s then-outstanding capital stock; or (ii) our stockholders approve an agreement for the sale or disposition of all or substantially all of our assets.
Our employment agreements with Dr. Chin and each of our other executive officers also each contain our standard confidential information and invention assignment provisions.
Our current standard-form stock option agreement under our 2012 Equity Incentive Plan provides for accelerated vesting of all unvested options in the event of a “corporate transaction” within the meaning of the 2012 Plan. We have amended all of the outstanding stock options held by our officers and other employees to provide for similar accelerated vesting to conform the outstanding options to our current standard-form option agreement.
Former Executive Officer Employment Agreements
Kevin Schultz, D.V.M., Ph.D.
Dr. Schultz served as our Chief Scientific Officer and Head of Research and Development from July 22, 2013 until his retirement on August 15, 2014. Dr. Schultz’s employment agreement provided for a base salary at the annual rate of $220,000, which was increased to $242,000 on December 12, 2013 in accordance with the terms of the employment agreement. On August 29, 2013, Dr. Shultz was awarded an option to purchase up to 50,000 shares of our common stock at an exercise price of $1.37 per share, which option vested as to 12,500 of the option shares on the one-year anniversary of his employment date and as to the remaining option shares in equal monthly installments of approximately 1,042 shares thereafter until fully vested, subject to his remaining in our continuous employ or consultancy through each such vesting date. On November 11, 2013, Dr. Shultz was awarded an option to purchase up to 50,000 shares of our common stock at an exercise price of $3.83 per share, which option will vest as to 12,500 of the option shares on the one-year anniversary of the grant date and as to the remaining option shares in equal monthly installments of approximately 1,042 shares thereafter until fully vested, subject to his remaining in our continuous employ or consultancy through each such vesting date.
Dr. Schultz has entered into a Consulting Agreement dated as of August 15, 2014 pursuant to which Dr. Schultz has agreed to provide consulting services to us relating to advice on the research and development of veterinary therapeutics. We will compensate Dr. Schultz at the rate of $10,000 per month (the “Base Rate”) for up to 40 hours of services per month and $250 per hour for services beyond 40 hours in a given month during the first 12 months of the agreement. After the first 12 months of the agreement, we will compensate Dr. Schultz at the rate of $250 per hour of services without application of the Base Rate. The agreement also provides that the maximum number of hours of services per month will not exceed 80 hours and that the maximum amount to be paid by us during the term of the agreement will not exceed $200,000 in any calendar year. The initial term of the agreement is 12 months, with the term of the agreement to automatically renew for successive 12-month terms unless either party elects to terminate the agreement.
Stephen S. Galliker
Mr. Galliker served as our Chief Financial Officer from September 10, 2013 until his retirement on August 29, 2014. Mr. Galliker’s employment agreement provided for a base salary at the annual rate of $220,000, which was increased to $242,000 on December 12, 2013 in accordance with the terms of the employment agreement. On September 12, 2013, Mr. Galliker was awarded an option to purchase up to 25,000 shares of our common stock at an exercise price of $1.37 per share, which will vest after one year of the grant date. On November 11, 2013, Mr. Galliker was awarded an option to purchase up to 25,000 shares of our common stock at an exercise price of $3.83 per share, which option will vest as to 6,250 of the option shares on the one-year anniversary of the grant date and as to the remaining option shares in equal monthly installments of approximately 521 shares thereafter until fully vested, subject to his remaining in our continuous employ or consultancy through each such vesting date.
Mr. Galliker has entered into a Consulting Agreement with us dated as of September 1, 2014 pursuant to which Mr. Galliker has agreed to provide consulting services to us relating to our financial strategy, SEC filing obligations and investor relations. We will compensate Mr. Galliker at the rate of $5,000 per month (the “Base Rate”) for up to 20 hours of services per month and $250 per hour for services beyond 20 hours in a given month during the during the first 12 months of the agreement. After the first 12 months of the agreement, we will compensate Mr. Galliker at the rate of $250 per hour of services without application of the Base Rate. The agreement also provides that the maximum number of hours of services per month shall not exceed 80 hours and that the maximum amount to be paid by us during the term of the agreement will not exceed $200,000 in total. The initial term of the agreement is 24 months, and the term of the agreement may be extended with the written consent of both parties.
2013 Cash Bonuses
Our named executive officers’ employment agreements establish their target annual cash bonuses, expressed as a percentage of base salary. Cash bonuses are typically prorated to reflect a partial year of service, and our board of directors retains discretion to adjust bonuses for our named executive officers based on the recommendations of our compensation committee or of its own volition. In February 2014, the target bonus for Ms. Bevers was adjusted to reflect her increased responsibilities as the Chief Operating Officer now that we are a public company. The following table sets forth the target bonus percentages for our named executive officers:

Name	Target Bonus (Percentage of Base Salary)
Richard Chin, M.D. President and Chief Executive Officer	50%
Denise M. Bevers Chief Operating Officer	30% for 2013 40% for 2014
Kevin Schultz, D.V.M., Ph.D. Former Chief Scientific Officer	30%

Corporate objectives for the 2013 Cash Bonus Plan were established in February 2013 by our board of directors in consultation with management. The 2013 goals generally relate to financing activities and progress of the lead product programs. In February 2014, the compensation committee determined in consultation with management that the company had achieved 120% of corporate objectives under the 2013 Cash Bonus Plan and recommended bonuses for our named executive officers to the board of directors for approval based on corporate performance and on individual contribution to the performance.
When determining the actual 2013 bonuses for our named executive officers, the board of directors accepted the compensation committee’s recommendations. The actual award granted to each named executive officer under the 2013 Cash Bonus Plan is set forth in our 2013 Summary Compensation Table above.
The following table sets forth the number of options and restricted shares granted to our named executive officers in 2013:

Name	Number of Options	Number of Restricted Shares
Richard Chin, M.D. President and Chief Executive Officer	400,000	—
Denise M. Bevers Chief Operating Officer	194,630	—
Kevin Schultz, D.V.M., Ph.D. Former Chief Scientific Officer	100,000	—

Outstanding Equity Awards at 2013 Fiscal Year-End
The following table sets forth the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2013.

	OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Richard Chin, M.D.	2/4/13	125,000(1)	275,000(1)	$0.36	2/4/23	—	—
Denise M. Bevers	2/4/13	28,525(2)	—	$0.32	2/4/23	—	—
	5/9/13	49,613(2)	—	$0.32	5/9/23	—	—
	8/29/13	—	96,092 (1)	$1.37	8/29/23	—	—
	8/29/13	20,400(2)	—	$0.90	8/29/23	—	—
Kevin Schultz, D.V.M., Ph.D.	8/29/13	—	50,000(1)	$1.37	8/29/23	—	—
	11/11/13	—	50,000(3)	$3.83	11/11/23	—	—

(1)	The option vests and becomes exercisable as to 25% of the total number of option shares on the first anniversary of the date of employment and in equal monthly installments over the ensuing 36 months.

(2)	Represents options held by SD Scientific, Inc., which is co-owned by Ms. Bevers. See “Related Person Transactions.”

(3)	The option vests and becomes exercisable as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months.

Stock Options
We offer stock options to our employees, including our executive officers, as the long-term incentive component of our compensation program. We generally grant equity awards to new hires upon their commencing employment with us and on an annual basis. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant to employees vest as to 25% of the total number of option shares on the first anniversary of the date of grant and as to the remaining option shares in equal monthly installments over the ensuing 36 months, subject to the employee’s continued employment or service with us on the vesting date.
We sometimes also offer stock options and stock awards to our consultants in lieu of cash. We typically grant equity awards to consultants on a quarterly basis, based on the number of hours they have worked in the prior quarter multiplied by their hourly rate. Our stock options allow consultants to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and are not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant to consultants for prior services rendered vest in full on the grant date.
Stock options and stock awards granted to our executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “Executive Officer Employment Agreements” above and “Other Elements of Compensation-Change in Control Benefits” below.
Retirement Plans
We have established a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax basis through contributions to the plan. Our executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. We may elect to match contributions made by participants in the 401(k) plan up to a specified percentage, and any matching contributions may, or may not be, fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, may enhance our executive compensation package and afford appropriate incentives our employees, including our executive officers, consistent with the interests of our stockholders.
No Tax Gross-Ups
We do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.
Change in Control Benefits
As described under the caption “Executive Officers Employment Agreements” above in this section, our executive officers may become entitled to continued benefits or enhanced benefits in connection with a change in control of our company. Among other things, the employment agreements entitle them to accelerated vesting of all outstanding equity awards if their employment is terminated by us within 12 months following a change of control of our company.

2012 Equity Incentive Plan
General
On November 4, 2012, our board of directors adopted the Kindred Biosciences, Inc. 2012 Equity Incentive Plan, which we refer to as the 2012 Plan. The 2012 Plan was amended by our board of directors on June 3, 2013 and on August 27, 2013. The 2012 Plan and amendments were approved by our stockholders on November 4, 2012, June 16, 2013, and August 27, 2013, respectively.
The amended 2012 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock and stock appreciation rights, or SARs. Subject to the provisions of the 2012 Plan relating to adjustments upon changes in our common stock, an aggregate of 4,000,000 shares of common stock have been reserved for issuance under the 2012 Plan, including shares issued to date and shares underlying stock options granted to date.
Purpose
Our board adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our company’s interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.
Administration
Our compensation committee administers the 2012 Plan. Subject to the provisions of the 2012 Plan, the committee has the power to determine in its discretion: (a) to grant options and SARs and grant or sell restricted stock; (b) to determine the fair market value of the shares of common stock subject to options or other awards; (c) to determine the exercise price of options granted, which shall be no less than the fair market value of any common stock on the date of grant, the economic terms of SARs granted, which shall provide for a benefit of the appreciation on common stock over not less than the value of our common stock on the date of grant, or the offering price of restricted stock; (d) to determine the persons to whom, and the time or times at which, options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each option or SAR or the number of shares of restricted stock granted or sold; (e) to construe and interpret the terms and provisions of the Plan, of any applicable agreement and all options and SARs granted under the Plan, and of any restricted stock award under the Plan; (f) to prescribe, amend, and rescind rules and regulations relating to the Plan; (g) to determine the terms and provisions of each option and SAR granted and award of restricted stock (which need not be identical), including but not limited to, the time or times at which options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (h) with the consent of the grantee, to rescind any award or exercise of an option or SAR; (i) to modify or amend the terms of any option, SAR or restricted stock (with the consent of the grantee or holder of the restricted stock if the modification or amendment is adverse to the grantee or holder); (j) to reduce the purchase price of restricted stock or exercise price of any option or base price of any SAR; (k) to accelerate or defer (with the consent of the grantee) the exercise date of any option or SAR or the date on which the restrictions on restricted stock lapse; (l) to issue shares of restricted stock to an optionee in connection with the accelerated exercise of an option by such optionee; (m) to authorize any person to execute on behalf of our company any instrument evidencing the grant of an option, SAR or award of restricted stock; (n) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purpose of the Plan; and (o) to make all other determinations deemed necessary or advisable for the administration of the Plan, any applicable agreement, option, SAR or award of restricted stock.
Eligibility
Incentive stock options may be granted under the 2012 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2012 Plan.

Terms of Options and SARs
The exercise price of incentive stock options may not be less than the fair market value of our common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of our common stock on the date of grant.
Options granted under the 2012 Plan may be exercisable in increments, or “vest,” as determined by our compensation committee. The committee has the power to accelerate the time as of which an option may vest or be exercised, with the consent of the optionee. The maximum term of options and SARs under the 2012 Plan is ten years, except that in certain cases the maximum term is five years. Options and SARs awarded under the 2012 Plan generally will terminate 90 days after termination of the participant’s service, subject to certain exceptions.
A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option or SAR. The committee may grant nonstatutory stock options and SARs that are transferable to the extent provided in the applicable written agreement.
Terms of Restricted Stock Awards
Our compensation committee may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.
Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by the committee. In the event a recipient’s employment or service with our company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our company in accordance with such restricted stock agreement.
Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as the committee shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.
Adjustment Provisions
If our common stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then the number and class of shares of stock subject to each option and each SAR outstanding under the Plan, and the exercise price of each outstanding option and the base value of SAR, will be automatically and proportionately adjusted, except that our company will not be required to issue fractional shares as a result of any such adjustments. Such adjustment in any outstanding option or SAR will be made without change in the total price applicable to the unexercised portion of the option or SAR, but with a corresponding adjustment in the price for each share covered by the unexercised portion of the option or SAR.
Effect of Certain Corporate Events
Except as otherwise provided in the applicable agreement, in the event of (i) a liquidation or dissolution of our company, (ii) a merger or consolidation of our company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary), or (iii) a sale of all or substantially all of the assets of our company in a single transaction or a series of related transactions, all options and SARs will terminate upon consummation of the transaction unless the compensation committee determines that they will survive. If the committee determines that outstanding options and SARs will survive, and if our company will not be the surviving entity in the transaction, the committee will provide that the outstanding options and SARs will be assumed or an equivalent option or SAR substituted by an applicable successor entity or any affiliate of the successor entity. If outstanding options and SARs are to terminate upon consummation of the corporate transaction, any options or SARs outstanding immediately prior to the consummation of the corporate transaction will be deemed fully vested and exercisable immediately prior to the consummation of the corporate transaction (provided that the option or SAR has not expired by its terms and that the grantee takes all steps necessary to exercise the option or SAR prior to the corporate transaction as required by the agreement evidencing the option or SAR).
Duration, Amendment and Termination
Our board may suspend or terminate the 2012 Plan without stockholder approval or ratification, subject to certain restrictions, at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board, or on November 4, 2022.
Our board may also amend the 2012 Plan at any time, and from time to time. However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board may submit any other amendment to the 2012 Plan for stockholder approval in its discretion.
As of December 31, 2013, we have awarded or granted under the 2012 Plan options to purchase a total of 1,410,139 shares of our common stock at exercise prices of $0.32, $0.36, $0.90, $1.37, $3.83 or $7.00 per share, granted 10,200 shares of restricted stock, and 2,579,661 shares of our common stock remain available for issuance under the 2012 Plan.
2014 Base Salaries and Target Bonuses
In recognition of our named executive officers’ contributions to our successful, initial public offering and increased responsibilities of our named executive officers now that we are a public company, our board of directors recently undertook a review of our compensation program for named executive officers and approved certain changes to our named executive officers’ compensation on February 3, 2014, based on the recommendations of our compensation committee. The compensation committee developed its recommendations in consultation with Dr. Chin and based upon a survey of comparable companies based on a survey by Radford, an Aon Hewitt company, and based upon comparison with a comparable public company, Aratana Therapeutics. The changes included adjustments to our named executive officers’ base salaries as well as grants of equity incentive awards intended to reward performance while promoting the creation of long-term stockholder value.
We have historically established base salaries for our named executive officers through negotiations with the individual named executive officer, generally at the time the named executive officer commenced employment with us, with the intent of providing base salaries at a level sufficient to attract and retain individuals with superior talent. As part of the February 2014 compensation review, our compensation committee and board of directors considered each named executive officer’s individual performance, tenure with the company and level and scope of responsibility and experience, as well as market pay practices. Based on the foregoing considerations, our board of directors approved the following increases to our named executive officers’ base salaries effective as of February 3, 2014:

Name	Pre-Adjustment Base Salary ($)	Post-Adjustment Base Salary ($)
Richard Chin, M.D. President and Chief Executive Officer	$330,000	$380,000
Denise M. Bevers Chief Operating Officer	$242,000	$299,000
Kevin Schultz, D.V.M., Ph.D. Former Chief Scientific Officer	$242,000	$250,000
Our board determined to maintain 2014 target bonus percentages for our named executive officers at their 2013 levels, except for Ms. Bevers, whose target bonus percentage was increased to 40%.
2014 Equity Incentive Awards
Our board of directors believes that employees in a position to make a substantial contribution to the long-term success of our company should have a significant and ongoing stake in our success and that the size of such stake should reflect an employee’s ability to influence our long-term performance. Equity incentive awards not only compensate but also motivate and encourage retention of our named executive officers by providing an opportunity to participate in the ownership of the company while promoting long-term value creation for our stockholders by aligning the interests of named executive officers with the interests of our stockholders. As a result of the February 2014 compensation review, our board of directors and compensation committee approved grants of the following equity incentive awards to our named executive officers as of February 3, 2014 for Ms. Bevers and Dr. Schultz, and as of February 4, 2014 for Dr. Chin:

Name	Stock Options (#)
Richard Chin, M.D. President and Chief Executive Officer	350,000
Denise M. Bevers Chief Operating Officer	75,000
Kevin Schultz, D.V.M., Ph.D. Former Chief Scientific Officer	25,000

The options granted to our named executive officers have an exercise price per share equal to the closing market price of our common stock on the date of grant and vest as to 25% of the total number of option shares on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months.
2014 Employee Stock Purchase Plan
As described below under “Proposal No. 2 - Approval of the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan,” our Board of Directors has adopted a 2014 Employee Stock Purchase Plan and unanimously recommends that our stockholders approve the plan at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth certain information with respect to beneficial ownership of our securities as of October 1, 2014 by:

•	persons known by us to be the beneficial owners of more than 5% of our issued and outstanding common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined in accordance with SEC rules. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Percentage ownership is based on 19,714,065 shares of our common stock outstanding on October 1, 2014. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options, warrants or other rights held by such person that are currently convertible or exercisable or will become convertible or exercisable within 60 days of October 1, 2014 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise stated, the address of each 5% or greater beneficial holder is c/o Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, California 94010. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner
	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Richard Chin, M.D(1)	3,348,213	16.8%
Denise Bevers(2)	130,569	*
Ernest Mario, Ph.D.(3)	106,500	*
Ervin Veszprémi(4)	51,208	*
Oleg Nodelman(5)	1,132,056	5.7%
Raymond Townsend, Pharm.D.(6)	28,500	*
All executive officers and directors as a group (six persons)(7)	4,797,046	24.1%

5% or Greater Stockholders
Seth A. Klarman(8) The Baupost Group, L.L.C. SAK Corporation 10 St. James Avenue, Suite 1700 Boston, Massachusetts 02116	2,900,000	14.7%
Jennison Associates LLC(9) 466 Lexington Avenue New York, New York 10017	2,232,725	11.3%
Prudential Financial, Inc. (10) 751 Broad Street Newark, New Jersey 07012-3777	2,233,275	11.3%

*	Less than 1%.

(1)	Includes 216,667 shares of common stock subject to stock options exercisable within 60 days of October 1, 2014.

(2)
Consists of 130,569 shares of common stock issuable upon exercise of stock options of which 98,538 are held by SD Scientific, Inc., a corporation in which Ms. Bevers is a co-director and co-stockholder and, as such, is deemed to beneficially own such shares.

(3)	Includes 52,500 shares held by Dr. Mario and 54,000 shares of common stock subject to stock options exercisable within 60 days of October 1, 2014.

(4)	Includes 51,208 shares of common stock subject to stock options exercisable within 60 days of October 1, 2014.

(5)
Includes 453,638 shares held by EcoR1 Capital Fund, L.P., 551,793 shares held by EcoR1 Capital Fund Qualified, L.P., 50,000 shares held by Mr. Nodelman, and 26,625 shares of common stock subject to stock options exercisable within 60 days of October 1, 2014. The sole general partner of both EcoR1 Capital Fund, L.P. and EcoR1 Capital Fund Qualified, L.P. is EcoR1 Capital, LLC, of which Mr. Nodelman is the sole managing member. As such, Mr. Nodelman is deemed to be the beneficial owner of the securities held by EcoR1 Capital Fund, L.P.

(6)	Includes 3,000 shares held by Dr. Townsend and 25,500 shares of common stock subject to stock options exercisable within 60 days of October 1, 2014.

(7)	Includes 504,569 shares of common stock subject to stock options exercisable within 60 days of October 1, 2014.

(8)
According to a joint report on Schedule 13G filed with the SEC, Mr. Klarman is the President of both The Baupost Group, L.L.C. (“Baupost”) and SAK Corporation (“SAK”), whose addresses are the same as Mr. Klarman’s. According to the Schedule 13G, Mr. Klarman, Baupost and SAK share voting and dispositive power over the shares shown and, as such, each of them is deemed to beneficially own the shares shown.

(9)
According to an amended report on Schedule 13G/A filed with the SEC on October 9, 2014, Jennison Associates LLC (“Jennison”) furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of common stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the shares of our common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential; as such, the shares shown include the shares shown as beneficially owned by Prudential.

(10)
According to a report on Schedule 13G filed with the SEC on October 10, 2014, through its ownership of Jennison described in footnote (9), above, and other subsidiaries, including Quantitative Management Associates LLC (“Quantitative”), Prudential may be deemed to own beneficially the shares of our common stock owned beneficially by Jennison and Quantitative. The shares shown include 550 shares owned by Quantitative.

RELATED PERSON TRANSACTIONS
The following summarizes transactions by us since the beginning of our 2013 fiscal year in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation” above.
Transactions with Directors and Officers
Co-Founder
Denise Bevers has been our Chief Operating Officer since shortly after our inception. From August 2012 until June 30, 2013, SD Scientific, Inc., of which Ms. Bevers is the co-founder and a 50% stockholder, served as a consultant to our company. In consideration of consulting services rendered, we granted SD Scientific, Inc. in February 2013 options to purchase 28,525 shares of our common stock at an exercise price of $0.32 per share. In May 2013 and August 2013, respectively, we granted SD Scientific, Inc. additional stock options to purchase 49,613 shares of our common stock at an exercise price of $0.32 per share and 20,400 shares of our common stock at an exercise price $0.90 per share.
Stock Option Grants to Management
Our stock option grants to our directors and executive officers are described under the captions “Executive Compensation” and “Director Compensation.”
Common Stock and Preferred Stock Financings
Series A-1 and A-1A Convertible Preferred Stock Financings. Between June and August 2013, we issued and sold to investors an aggregate of 1,850,204 shares of our Series A-1 convertible preferred stock at a purchase price of $3.17 per share, or a total of $5,865,147. In August 2013, we issued and sold to investors an aggregate of 1,650,396 shares of our series A-1A convertible preferred stock at a purchase price of $3.17 per share, or a total of $5,231,755.
In June 2013, we issued 5,000 shares of the Series A-1 Preferred Stock valued at $15,850 on the date of issuance for partial payment of the Series A-1 offering costs.
The participants in these convertible preferred stock financings included the following holders of more than 5% of our capital stock or entities affiliated with them. The following table presents the number of shares issued to these related parties in these financings. Each share of Series A-1 convertible preferred stock and Series A-1A convertible preferred stock was converted automatically into one share of our common stock in conjunction with our initial public offering.

Participants(1)	Series A-1 Convertible Preferred Stock	Series A-1A Convertible Preferred Stock
Adage Capital Partners LP	—	946,372
EcoR1 Capital 1 Fund, L.P.	473,187	—
Richard Chin, M.D.	31,546	—
The David T. Chang and Gloria Lowe Chang Revocable Trust of 2009	200,000	108,093
Mario Family Partners, L.P.(2)	31,546	15,773

(1)	Additional details regarding these stockholders and their equity holdings are provided in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

(2)
Mario Family Partners, L.P., a Delaware limited partnership (“MFP”), has three limited partners, Christopher Mario, Gregory Mario and Jeremy Mario, each of whom is a son of Ernest Mario, Ph.D., one of our directors. The general partner of MFP is Melmotte, LLC, a Delaware limited liability company (“Melmotte”), the members of which are Christopher Mario, Gregory Mario and Jeremy Mario. Christopher Mario is the sole manager of Melmotte. Dr. Mario owns no interest in MFP or Melmotte.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in the right of us, arising out of the person’s services as a director or executive officer.
Policies and Procedures for Related Person Transactions
The audit committee of our board of directors has been delegated responsibility for reviewing and approving transactions between us and our directors, officers or beneficial owners of 5% or more of our voting securities or their respective affiliates. Such related-person transactions include, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the related person transactions described above occurred prior to the adoption of this policy.

PROPOSAL NO. 2 - APPROVAL OF THE KINDRED BIOSCIENCES, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN
The Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”) was adopted by our board of directors on October 11, 2014, subject to stockholder approval. A copy of the proposed ESPP is attached as Appendix A to this proxy statement, and we urge stockholders to read it in its entirety.
The purpose of the ESPP is to provide employees who wish to become stockholders an opportunity to buy shares of our common stock on favorable terms. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
The maximum aggregate number of shares that may be purchased under the proposed ESPP will be 200,000 shares, which number of shares would be subject to adjustment for stock splits, reverse stock splits, stock dividends, combinations or reclassifications of our common stock, mergers, consolidations, acquisitions of property or stock, spin-offs or other distributions of stock or property, reorganizations, liquidations or any similar transactions, which we refer to as “corporate transactions.” As of October 11, 2014, approximately 35 employees would have been eligible to participate in the ESPP. The closing price of our stock on October 13, 2014 as reported on The NASDAQ Capital Market was $8.89.
Eligibility
Employees of the Company and any subsidiaries designated by our board of directors will be eligible to participate in the ESPP. However, no employee may participate if his or her participation would result in him or her then owning capital stock or options to purchase stock possessing 5% of more of the voting power or the value of our capital stock. Additionally, no employee may be granted a right under the ESPP, which we refer to as an “option,” to purchase more than $25,000 worth of stock in any calendar year based on the fair market value of our stock on the grant date, and the maximum number of shares of stock that may be purchased by a participating employee during an offering period will be 2,000 shares, subject to adjustment in the event of a corporate transaction. Participation in the ESPP is voluntary on the part of employees.
Administration
The ESPP will be administered by our board of directors or a committee of our board, who will have the right to determine questions that may arise regarding the interpretation and application of plan provisions and to make, administer, and interpret such rules as it deems necessary or advisable.
General Terms of Participation
The ESPP will provide for two six-month offering periods each year. Participating employees will be granted on the first day of an offering period the option to purchase stock on the last day of the offering period. Each participant may request a specific percentage of his or her compensation to be withheld each payroll period for the offering period. If an employee is a participant in the ESPP on the last day of the offering period, he or she will be deemed to have exercised the option granted to him or her for that period, and we will apply the balance of the employee’s withholding account to the purchase of shares. The purchase price of shares issued pursuant to exercise will be 85% of the lower of our common stock’s fair market value at the beginning of an offering period or on the purchase date. Payroll deductions will be made on an after-tax basis. A participant may at any time prior to exercise cancel all of his or her option by written notice to us and receive a return of the balance of the participant’s withholding account. Upon termination of employment, a participant’s option will be cancelled automatically, and the balance of his or her withholding account will be returned.
Shares Subject to the Plan
To determine the number of shares needed to fund the proposed ESPP, we considered a number of factors, including (i) the number of employees that we estimate will participate in the ESPP over the life of the ESPP, (ii) the number of shares we award annually under our 2012 Equity Incentive Plan and the employees eligible for awards under the plan, (iii) the structure of employee stock purchase plans of similar companies, and (iv) the number of shares of common stock currently issued and outstanding and the number of shares of common stock currently authorized for issuance under our certificate of incorporation. The maximum number of shares that may be issued under the proposed ESPP represents approximately 0.01% of our outstanding shares of common stock as of October 11, 2014 and 0.002% of our total authorized shares of common stock under our certificate of incorporation. Pending stockholder approval, the aggregate number of shares that may be issued under the proposed ESPP as of October 11, 2014 is:

Kindred Common Stock

New shares to be authorized under the ESPP	200,000
If stockholder approval is not obtained at the Annual Meeting, the ESPP will not be implemented.
Federal Income Tax Consequences Relating to the ESPP
The following is a summary of the principal U.S. federal income tax consequences generally applicable to a U.S. employee who participates in the ESPP. Note that there may be state, local, foreign and other taxes applicable to the ESPP that are not described below.
Neither the grant of options nor the purchase of shares under the ESPP will result in taxable income to the employee or in a tax deduction for us. An employee who disposes of the shares after having held them for at least two years from the first day of the offering period and for at least one year after the purchase date, or who dies at any time while holding the shares, will have ordinary income equal to:

•	15% of the fair market value of the shares on the first day of the offering period or, if less,

•	the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price.
Any additional gain recognized by the employee in connection with the disposition (except a transfer at death) will be treated as a long-term capital gain. No deduction will be available to us with respect to these amounts.
An employee who disposes of the purchased shares before having held them for the one- and two-year holding periods described above will have ordinary income equal to the excess of the fair market value of the shares at the time of purchase over the purchase price; a corresponding deduction will be available to us. Any additional gain or loss recognized in connection with the disposition will be treated as a capital gain or loss, long-term or short-term, depending on the employee’s tax holding period in the shares. Capital gain or loss is short-term if the shares have been held one year or less, and is long-term if the shares are held more than one year. The holding period for shares acquired under the ESPP begins on the purchase date.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed KMJ Corbin & Company LLP (“KMJ”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2014. During our fiscal year ended December 31, 2013, KMJ served as our independent registered public accounting firm.
Notwithstanding the appointment of KMJ and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of Kindred Biosciences, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KMJ as our independent registered public accounting firm for our fiscal year ending December 31, 2014. Our audit committee is submitting the appointment of KMJ to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KMJ are not expected to be present at the Annual Meeting.
If our stockholders do not ratify the appointment of KMJ, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
  The following table sets forth fees billed by KMJ Corbin & Company LLP, our principal accounting firm, for the years ended December 31, 2013 and 2012:

	Year Ended December 31,
	2013		2012
Audit Fees	$104,963		$38,606
Audit Related Fees	108,238	(1)	—
Tax Fees	1,855		1,850
All Other Fees	—		—
	$217,069		$42,468

(1)	Audit-Related Fees for the year ended December 31, 2013 consist of fees billed for assurance and related services in connection with our initial public offering.
Our board of directors approved the 2012 audit fees as we did not establish an audit committee until December 2013. The audit committee’s pre-approval policies and procedures and other protocols are discussed in its written charter which can be found at www.kindredbiosciences.com under the tab “Investors.”

Auditor Independence
In our fiscal year ended December 31, 2013, there were no other professional services provided by KMJ, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KMJ.
Vote Required
Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KMJ Corbin & Company LLP, we do not expect any broker non-votes in connection with this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee provides assistance to our board of directors in fulfilling its oversight responsibility to the company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.
The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.
KMJ Corbin & Company LLP (“KMJ”) currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2013. KMJ does not have and has not had any financial interest, direct or indirect, in our company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors. The Audit Committee also has selected KMJ as our independent registered public accountants for 2014.
The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with KMJ, which audited our annual financial statements for 2013, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by KMJ to the Audit Committee pursuant to PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence).
Audit and non-audit services to be provided by KMJ are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.
In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.
Taking all of these reviews and discussions into account, the Audit Committee recommended to our board of directors that the board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC.
Respectfully submitted,
Audit Committee:
Ernest Mario, Chairman
Oleg Nodelman
Ervin Veszprémi

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2013, all Section 16(a) filing requirements were satisfied on a timely basis.
Fiscal Year 2013 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2013 are included in our Annual Report on Form 10‑K, which we have made available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at http://kindredbio.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Kindred Biosciences, Inc., Attention: Investor Relations, 1555 Bayshore Highway, Suite 200, Burlingame, California 94010.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS Burlingame, California October 14, 2014

APPENDIX A

KINDRED BIOSCIENCES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
The following constitute the provisions of the 2014 Employee Stock Purchase Plan of Kindred Biosciences, Inc., or the Company, effective as of the Effective Date (as defined below).
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
2.Definitions.
(a)“Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time.
(b)“Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.
(c)“Board” means the Board of Directors of the Company.
(d)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
(e)“Common Stock” means the Common Stock of the Company.
(f)“Company” means Kindred Biosciences, Inc., a Delaware corporation.
(g)“Compensation” means the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.
(h)“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.
(i)“Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.

(j)“Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.
(k)“Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Administrator shall only have the discretion to designate Parents or Subsidiaries if the issuance of options to such Parent’s or Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.
(l)“Employee” means any person, including an Officer, who has completed at least three (3) months of service and is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works less than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee under Section 414(q) of the Code or is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is also an officer or otherwise subject to the disclosure requirements of Section 16(a) of the Exchange Act), or (5) is a citizen or resident of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering Period to violate Section 423 of the Code, provided the exclusion of Employees in such categories is not prohibited under Applicable Laws.
(m)“Effective Date” means the effective date of the Plan described in Section 22.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(p)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, all Employees will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by

Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.
(q)“Offering Date” means the first Trading Day of each Offering Period of the Plan.
(r)“Offering Period” means a period of approximately six (6) months commencing on June 1 and December 1 of each year, except as otherwise as set forth in Section 4(a).
(s)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(t)“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(u)“Participant” means an Employee of the Company or Designated Parent or Subsidiary who has completed a subscription agreement as set forth in Section 5(a) and is thereby enrolled in the Plan.
(v)“Plan” means this Employee Stock Purchase Plan.
(w)“Purchase Date” means the last day of each Purchase Period of the Plan.
(x)“Purchase Period” means the period during an Offering Period in which Shares may be purchased on a Participant’s behalf in accordance with the terms of the Plan.
(y)“Purchase Price” means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value of a Share on the Offering Date or on the Purchase Date, whichever is lower.
(z)“Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.
(aa)“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ab)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3.Eligibility.
(a)Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. No individual who is not an Employee shall be eligible to participate in the Plan.
(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

4.Offerings, Offering Periods and Purchase Periods.
(a)Offering Periods. Beginning on the Effective Date, the Plan shall be implemented by consecutive Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on or about June 1 and December 1 of each year (or at such other time or times as may be determined by the Administrator) and ending on the following November 30 and May 31, respectively. The Plan shall continue until terminated in accordance with Section 19 hereof. The Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.
(b)Offerings. Each option will be granted under the same Offering unless the Administrator otherwise designates separate Offerings for the Employees of one or more Designated Parents or Subsidiaries, in which case, each Participant’s option will be granted under the Offering designated for the Employees of the Designated Parent or Subsidiary that employs the Participant.
5.Participation.
(a)An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company (which may be similar to the form attached hereto as Exhibit A) and filing it with the designated payroll office of the Company (or by following an electronic or other procedure prescribed by the Administrator) within the time period specified by the Administrator for all eligible Employees with respect to the Offering Period in which such participation will commence. The subscription agreement shall set forth the percentage of the Participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.
(b)Payroll deductions shall commence on the first full payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the Participant as provided in Section 10.
6.Method of Payment of Contributions.
(a)At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such greater percentage as the Administrator may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during an Offering Period. All payroll deductions made by a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.
(b)A Participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period may increase and on one occasion only during an Offering Period may decrease the rate of his or her Contributions with respect to the Offering Period, by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate (or by following an electronic or other procedure prescribed by the Administrator). If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). Any change in rate of Contributions pursuant to the preceding sentence shall be effective as of the beginning of the next calendar month following the date of filing of the new written or electronic instructions, provided the agreement indicating such change is filed at least ten (10) business days prior to such date and, if not, then as of the beginning of the next succeeding calendar month (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(c)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period. Payroll deductions shall re-commence at the rate in effect immediately prior to such reduction pursuant to the

Participant’s last written or electronic instructions at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10. In addition, a Participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary payroll contributions as a result of the application of the maximum share limit set forth in Section 7(a), in which case payroll deductions shall re-commence at the rate provided in such Participant’s subscription agreement at the beginning of the next Offering Period, unless terminated by the Participant as provided in Section 10.
7.Grant of Option. On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase (at the applicable Purchase Price) on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 2,000 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 14. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offering Period with respect to which such option was granted. Notwithstanding the foregoing, Shares subject to the option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6 of the Plan. In addition, to the extent an option is not exercised on each Purchase Date, the option shall lapse and thereafter cease to be exercisable.
8.Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions that remain in his or her account as of the Purchase Date. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 below. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.
9.Delivery. As soon as reasonably practicable after each Purchase Date of each Offering Period, the Company shall arrange for the delivery to each Participant, as appropriate, of the Shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares.
10.Voluntary Withdrawal; Termination of Employment.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the Participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.
(b)Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c)In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.
(d)A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.
11.Interest. No interest shall accrue on the Contributions of a Participant in the Plan.
12.Stock.
(a)Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan on Purchase Dates occurring on or after the Effective Date shall be 200,000 (two hundred thousand) Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Shares on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Shares on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.
(b)The Participant shall have no interest or voting right in Shares covered by his or her option until such Shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such purchase.
(c)Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
13.Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.
14.Designation of Beneficiary.
(a)A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Purchase

Period but prior to delivery to him or her of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.
15.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.
16.Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. All Contributions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to
Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
17.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
18.Adjustments Upon Changes in Capitalization; Corporate Transactions.
(a)Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of Shares which may be purchased by a Participant in a Purchase Period, the number of Shares set forth in Section 12(a) above, and the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company), (ii) any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
(b)Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Administrator. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that either:
(i)the Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10; or
(ii)the Company shall pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the difference in the Fair Market Value of the shares subject to the option and the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(i) above.
For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.
19.Amendment or Termination.
(a)The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Administrator on a Purchase Date or by the Administrator’s setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Administrator determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offering Periods, change the length of Purchase Periods within any Offering Period, determine the length of any future Offering Period, determine whether future Offering Periods shall be consecutive or overlapping, designated separate Offerings for the Employees of one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.
20.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
In addition, no options shall be exercised or Shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.
22.Term of Plan; Effective Date. The Plan became effective on October 9, 2014, which is the date as of which the Board adopted the Plan. It shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 19.
23.Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
24.No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.
25.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
26.Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.
27.Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

KINDRED BIOSCIENCES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
New Election _______
Change of Election _______
1.I, __________, hereby elect to participate in the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (the “Plan”) for the Offering Period __________, __________ to __________, __________, and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.
2.I elect to have Contributions in the amount of ___ % of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 20% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).
3.I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.
4.I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can increase or decrease the rate of my Contributions during an Offering Period by completing and filing with the Company a new Subscription Agreement with such increase or decrease taking effect as of the beginning of the next following calendar month, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.
5.I have received a copy of the Company’s most recent description of the Plan and a copy of the complete “Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan.” I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
6.Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

7.In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)
(First) (Middle) (Last)

(Relationship)	(Address)

Social Security #:

Percentage Benefit:

NAME: (Please print)
(First) (Middle) (Last)

(Relationship)	(Address)

Social Security #:

Percentage Benefit:

8.I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.
I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company shall be entitled, to the extent required by applicable law, to withhold from my Compensation any amount necessary to comply with applicable tax withholding requirements with respect to the purchase or sale of shares under the Plan.
9.If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.
I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.
10.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

NAME (print):

SIGNATURE:

SOCIAL SECURITY #:

DATE:

SPOUSE’S SIGNATURE (necessary if beneficiary is not spouse):

(Signature)

(Print name)

KINDRED BIOSCIENCES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
I, _____________, hereby elect to withdraw my participation in the Kindred Biosciences, Inc. 2014 Employee Stock Purchase Plan (the “Plan”) for the Offering Period that began on ___________, __________. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.
I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.
The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:
Signature of Employee

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M78789-P56171

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**KINDRED BIOSCIENCES, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Election of Director

| **Nominee:** | **For** | **Withhold** |
|---|---|---|
| 1a. Ernest Mario, Ph.D. | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

| | **Yes** | **No** |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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M78790-P56171

**KINDRED BIOSCIENCES, INC.**
**Annual Meeting of Stockholders**
**December 1, 2014 at 9:00 AM PST**
**This proxy is solicited by the Board of Directors**

The undersigned stockholder(s) of Kindred Biosciences, Inc. hereby appoint(s) Richard Chin, M.D. and Denise M. Bevers, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of KINDRED BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PST on December 1, 2014, at the Bay Landing Hotel, 1550 Bayshore Highway, Burlingame, California 94010 and any adjournment or postponement of the annual meeting. Such proxies are authorized to vote in their discretion (1) for the election of any person to the Board of Directors if the nominee named herein becomes unable to serve or for good cause will not serve and (2) on such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**